                               PRELIMINARY FILING
          Intended To Be Released To Stockholders On November 18, 2002

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                             ZEPPELIN SOFTWARE, INC.
                             -----------------------
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                                                        --------

     (2) Aggregate number of securities to which transaction applies:
                                                                     -----------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                   -------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

     (5) Total fee paid:
                        --------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

     (3) Filing Party:
                      ----------------------------------------------------------

     (4) Date Filed:
                    ------------------------------------------------------------

                               PRELIMINARY FILING
          Intended To Be Released To Stockholders On November 18, 2002

                             ZEPPELIN SOFTWARE, INC.
                             7061 DUNRAVEN LANE S.W.
                             PORT ORCHARD, WA 98367

                 NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
                  OF A MAJORITY OF THE OUTSTANDING COMMON STOCK

To Our Stockholders,

Notice is hereby given that, pursuant to a written consent adopted by the owners of approximately ninety-four percent (94%) of the issued and outstanding shares of our common stock, $.01 par value per share, approximately twenty (20) days after this Notice and the attached Information Statement are mailed to our stockholders on or about November 18, 2002, our Certificate of Incorporation will be amended to change our name from Zeppelin Software, Inc. to Zeppelin Energy Inc.

All necessary corporate approvals in connection with the matters referred to herein have been obtained. The accompanying Information Statement is furnished to all stockholders of Zeppelin pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

Our stockholders of record as of the close of business on October 30, 2002, the record date set by our Board of Directors, are entitled to receive this Notice of Stockholder Action by Written Consent and the attached Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY. BECAUSE THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK SATISFIES THE APPLICABLE STOCKHOLDER VOTING REQUIREMENT OF THE DELAWARE GENERAL CORPORATION LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS, WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US ONE.

By Order of the Board of Directors,



/s/ Donald J. Cheney                             /s/ Ken Thorpe
---------------------------                    -------------------------
Donald J. Cheney, Secretary                      Ken Thorpe, President


Port Orchard, Washington
November 5, 2002

                               PRELIMINARY FILING
          Intended To Be Released To Stockholders On November 18, 2002

                             ZEPPELIN SOFTWARE, INC.
                             7061 DUNRAVEN LANE S.W.
                             PORT ORCHARD, WA 98367
                                 (253) 709-2494

                              INFORMATION STATEMENT

This Information Statement is being furnished to all holders of our common stock in connection with resolutions of our Board of Directors and the written consent of the stockholders providing for an amendment to our Certificate of Incorporation (the "Amendment") pursuant to which we will change our name to Zeppelin Energy Inc.

The Amendment is attached hereto as Attachment A and is subject to change to the extent required by the Secretary of State of the State of Delaware.

Our Board of Directors approved the Amendment on October 30, 2002.

Stockholder approval of the Amendment was effected pursuant to Section 228 of the Delaware General Corporation Law by a written consent dated October 30, 2002 (the "Consent") signed by the owners of approximately ninety-four percent (94%) of our issued and outstanding common stock. As of October 9, 2002, we had outstanding 8,500,000 shares of common stock. Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote.

The Consent will be effective 20 days following the mailing of this Information Statement. We anticipate that the Amendment will be filed with the Secretary of State of the State of Delaware as soon as practicable after such 20-day period. Upon such filing, the change in the name of Zeppelin will be effective. There has been no change in our trading symbol: ZEPP:OB.

Our Board of Directors does not intend to solicit any proxies or consents in connection with the foregoing actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our principal executive offices are located at the address indicated above. This Information Statement will be mailed on or about November 18, 2002 to stockholders of record as of the close of business on October 30, 2002. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it.

Dissenter's Right of Appraisal.
------------------------------

You are not entitled to dissenter's rights of appraisal with respect to the name change.

The Amendment.
-------------

The Amendment will change our name to Zeppelin Energy Inc. This action is being taken in connection with our entry into the energy business. Our Board of Directors believes that the Amendment is in the best interests of Zeppelin and our stockholders, and that the name Zeppelin Energy Inc. more accurately reflects our activities and operations in the energy industry.

Change in Control.
-----------------

A change in control of eight million shares of our common stock occurred on October 9, 2002. Ms. Barbara Eisinger sold 2,000,000 shares to Paradon Capital, Inc. for a total consideration of $2,000. Mr. Hermann Orth sold 2,000,000 shares to Paradon Capital, Inc. for a total consideration of $2,000. Mr. Donald J. Cheney sold 1,000,000 shares to Victor Nikolaev for a total consideration of $1,000. Mr. Paul Minichiello sold 3,000,000 shares, 1,000,000 shares to Igor Rybakov, and 2,000,000 shares to ALX Capital Group, Ltd., all for a total consideration of $3,000. Zeppelin gave a two year option on 100,000 shares to each of Ms. Eisinger, Mr. Orth, Mr. Cheney and Mr. Minichiello, exercisable only in the second year at $3.00 per sharem, as additional consideration for the transfer.

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

The following table sets forth certain information as of October 9, 2002 with respect to the number of shares of the common stock beneficially owned by: (i) each person known to us to be the beneficial owner of more than five percent of the common stock; (ii) each of our directors; and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days of the date of this Report.

                                        Amount and Nature of
Name, Position and Address              Beneficial Ownership   Percent of Class
--------------------------              --------------------   ----------------
Ken Thorpe                                   400,000 (1)              4.7%
President and Director

Matt Krzyczkowski                            400,000 (2)              4.7%
Director and Vice President

Dr. Jack McKinley Wilson                      25,000 (3)              0.3%
Director

Donald J. Cheney                             229,500 (4)              2.7%
Secretary, Treasurer and Director

Victor Nikolaev                                1,000,000             11.8%
3101-1068 Hornby Street
Vancouver, BC
V6Z 2Y7 Canada

Igor Rybakov                                   1,000,000             11.8%
206-1234 Pendrell Street
Vancouver, BC
V6E 1L6 Canada

ALX Capital Group, Ltd. (5)                    2,000,000             23.5%
Condor House
19 West Street North
Nassau, Bahamas

Paradon Capital. Inc. (6)                      4,000,000             47.0%
48 Paradise Heights
St. James, Barbados
West Indies

All Directors and Officers as a Group          1,054,500             12.4%


(1) Includes 400,000 options issued under Zeppelin's 1998 Non-Qualified Stock Option Plan to purchase shares of our common stock at an exercise price of $1.00 per share.

(2) Includes 400,000 options issued under Zeppelin's 1998 Non-Qualified Stock Option Plan to purchase shares of our common stock at an exercise price of $1.00 per share.

(3) Includes 25,000 options issued under Zeppelin's 1998 Non-Qualified Stock Option Plan to purchase shares of our common stock at an exercise price of $1.00 per share.

(4) Includes 100,000 options issued under Zeppelin's 1998 Non-Qualified Stock Option Plan to purchase shares of our common stock at an exercise price of $1.00 per share and a two year option to purchase 100,000 shares of our common stock at an exercise price of $3.00 per share, exercisable only in the second year, granted on October 9, 2002.


(5)  Galina Klotchkova is the sole owner of ALX Capital Group, Ltd.

(6) The only shareholder of Paradon Capital, Inc. is Ambergris Investments, Inc., located at 27 Reid Street, P.O. Box HM 3051, Hamilton HM NX, Bermuda. Mr. Barry Russell, located at 25 Struen Marie Street, Kareela, New South Wales 2232, Australia, is the beneficial owner of Ambergris Investments, Inc.



By Order of the Board of Directors,



   /s/ Donald J. Cheney                                   /s/  Ken Thorpe
--------------------------------                    ----------------------------
   Donald J. Cheney, Secretary                          Ken Thorpe, President



Port Orchard, Washington
November 5, 2002

                                                                    ATTACHMENT A
                                                                    ------------



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ZEPPELIN SOFTWARE, INC.



         Zeppelin Software, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Zeppelin Software, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the corporation is Zeppelin Energy Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Zeppelin Software, Inc. has caused this certificate to be signed by Donald J. Cheney, its Secretary, and Ken Thorpe, its President, this 5th day of November, 2002.



-----------------------------                   ----------------------------
 Donald J. Cheney, Secretary                        Ken Thorpe, President